UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2005 (June 15, 2005)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On June 15, 2005, Freedman & Goldberg, C.P.A., P.C. (“Freedman”), the independent auditors for i2 Telecom International, Inc., a Washington corporation (the “Company”), advised the Company that their audit report in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 (the “Annual Report”) should be amended to qualify such report with respect to the uncertainty as to whether the Company can continue as a going concern. Such uncertainty was previously disclosed and discussed in Note 16 to the audited consolidated financial statements of the Company set forth in the Annual Report, although not reflected in the auditor report set forth in the Annual Report. The amended audit report appears on page F-2 of the Company’s Amendment No. 1 to its Form 10-KSB/A filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2005.

The Company’s Chief Executive Officer and Chief Financial Officer have discussed with Freedman the matters disclosed in this Current Report. Filed as Exhibit 7.1 is a letter from Freedman addressed to the SEC stating that Freedman agrees with the disclosure set forth in this Current Report.

Item 9.01 Financial Statements and Exhibits.

(a) – (b) Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c) Exhibits.

7.1        Letter from Freedman & Goldberg, C.P.A., P.C. dated June 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ David C. Burns
David C. Burns
Chief Financial Officer

Dated: June 17, 2005

EXHIBIT INDEX

7.1	Letter from Freedman & Goldberg, C.P.A., P.C. dated June 17, 2005.